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Exhibit 99.1

FOR MORE INFORMATION CONTACT:
Investors:	Lisa Stoner - Humana Investor Relations; (502) 580-2652; lstamper@humana.com

Media:	Mark Taylor - Humana Corporate Communications; (317) 753-0345; mtaylor108@humana.com

Jim Rechtin to Assume Humana CEO Role Effective July 1, 2024

LOUISVILLE, KY (May 13, 2024) — Leading health insurer and health care services company Humana Inc. (NYSE: HUM) announced today that Jim Rechtin will assume the role of President and Chief Executive Officer effective July 1, 2024. As previously announced, Rechtin joined Humana as President and Chief Operating Officer in January as part of a long-planned CEO transition. Since then, he has worked in close partnership with Humana’s current CEO, Bruce Broussard, and has immersed himself in Humana’s operations to help shape the company’s future strategic direction and make it easier for the millions of people Humana serves to achieve their best health.

Broussard will resign from the Humana Board of Directors effective July 1, 2024. He will serve as a strategic advisor to the company into 2026, helping the company continue to navigate through the current industry environment. Rechtin will join the Board effective July 1, 2024.

“Since joining Humana, Jim has embedded himself in our business and quickly connected with our employees and customers. He has brought a collaborative, thoughtful and innovative leadership style to our organization, and his extensive healthcare experience brings new insights into Humana’s approach to integrated care. The onboarding process has been progressing well, and the Board is confident that Jim is ready to assume the CEO role on July 1 and lead an exciting new chapter for the company,” said Kurt Hilzinger, Chairman of the Humana Board.

“I am incredibly excited to be named CEO of Humana and humbled to have the opportunity to lead 65,000 dedicated teammates as we seek to provide better health outcomes at lower costs for our members and customers,” said Rechtin, Humana President, Chief Operating Officer and newly named Chief Executive Officer. “I appreciate the trust and confidence shown to me by the Humana Board, Bruce and the entire leadership team. As an enterprise, we have tremendous growth prospects, driven by a differentiated value proposition and attractive market fundamentals. I am committed to innovating and improving our operations even further, finding better ways of working and providing equitable access to high quality healthcare while generating long-term shareholder value.”

Prior to Humana, Rechtin was with Envision Healthcare where he served as President and CEO. He has more than 22 years of healthcare experience with a focus on the delivery of value-based care in various medical group settings, including a deep understanding of Medicare Advantage. Before joining Envision, Rechtin served as President of OptumCare, part of UnitedHealth Group. He also worked at DaVita Medical Group, which he joined in 2014 and played the dual roles of Senior Vice President of Corporate Strategy and President of DaVita Medical Group’s California market. He also spent 14 years with Bain & Company working in the healthcare sector.

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A Kentucky native, Rechtin started his career running operations for a nonprofit health and human services clinic in Indianapolis, Ind. and served in the United State Peace Corps in the Congo. He received a Master of Business Administration from Harvard Business School and a Bachelor Arts from DePauw University.

About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•Annual reports to stockholders
•Securities and Exchange Commission filings
•Most recent investor conference presentations
•Quarterly earnings news releases and conference calls
•Calendar of events
•Corporate Governance information.

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